                                                       Exhibit 5

                 [LETTERHEAD OF MCLEAN & SANDERS APPEARS HERE]



                               January 15, 1996

Buffton Corporation
226 Bailey Avenue, Suite 101
Fort Worth, Texas  76107

          RE:  Form S-3 Registration Statement Covering 375,000 Shares of the
               --------------------------------------------------------------
               Common Stock of Buffton Corporation
               -----------------------------------

Gentlemen:

          You have requested our opinion in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to the offering by certain selling shareholders of shares of Buffton Corporation Common Stock, par value $.05 per share ("Common Stock").

          As counsel for Buffton Corporation, we are familiar with the Certificate of Incorporation and Bylaws of the Company, as amended, and its affairs. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as deemed appropriate in connection with this opinion. We have assumed the genuineness of all signatures, the correctness of copies and all statements of fact contained in documents which are the basis of this opinion. Based upon the foregoing, it is our opinion that the shares of Common Stock offered by the Prospectus contained in the Registration Statement are legally issued, fully paid, and non-assessable.

          Accordingly, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                           Very truly yours,

                                           McLean & Sanders,
                                           A Professional Corporation


                                           By: /s/ Carter L. Ferguson
                                              ----------------------------
                                              Carter L. Ferguson, Director

CLF:dIb

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